EXHIBIT 10.5

STOCK-SETTLED PERFORMANCE UNIT AGREEMENT
Name of Participant: ___________________________________________________
Name of Plan: Ashland Global Holdings Inc. 2018 Omnibus Incentive Compensation Plan
Total Number of Stock-Settled Performance Units: ______________________________________________
Three-Year Performance Period: _________________________________________
Date of Award: ________________________________________________________
Vesting Date of Award: _________________________________________________

Ashland Global Holdings Inc. (“Ashland”) hereby grants an award of ________Stock-Settled Performance Units (the “Award”) to the above-named Participant (the “Participant”) pursuant to the Ashland Global Holdings Inc. 2018 Omnibus Incentive Compensation Plan (the “Plan”) (Attachment 1) and this Stock-Settled Performance Unit Agreement (“Agreement”) in order to provide the Participant with an additional incentive to continue his or her services to Ashland and to continue to work for the best interests of Ashland. This Award is granted under, and subject to, all the terms and conditions of the Long-Term Incentive Plan Program Memorandum (“LTIP”) (Attachment 2) and the Plan.  Capitalized terms used but not defined in this Agreement shall have the meanings given such terms in the Plan or the LTIP, as applicable.
In consideration of this Award, the Participant agrees that during the Participant’s employment and the twenty-four (24)-month period following the Participant’s termination of employment with Ashland or its Affiliates for any reason, without the written consent of Ashland, the Participant will not:
(i) engage directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by Ashland or any of its Affiliates; or
(ii) perform any act or engage in any activity that is detrimental to the best interests of Ashland or any of its Affiliates, including, without limitation:
(a) solicit or encourage any existing or former employee, director, contractor, consultant, customer or supplier of Ashland or any of its Affiliates to terminate his, her or its relationship with Ashland or any of its Affiliates for any reason; or
(b) disclose proprietary or confidential information of Ashland or any of its Affiliates to third parties or use any such proprietary or confidential information for the benefit of anyone other than Ashland and its Affiliates;
provided, however, that this Agreement shall not prohibit the Participant in any way from (1) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, maintaining the confidentiality of a claim with the Securities and Exchange Commission (the “SEC”); (2) providing proprietary or  confidential information to the SEC, or providing the SEC with information that would otherwise violate clause (ii) above, to the extent permitted by Section 21F of the Securities Exchange Act of 1934; (3) cooperating, participating or assisting in an SEC investigation or proceeding without notifying Ashland; or (4) receiving a monetary award as set forth in Section 21F of the Securities Exchange Act of 1934. Furthermore, the Participant is advised that the Participant shall not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of any proprietary or confidential information that constitutes a trade secret to which the Defend Trade Secrets Act (18 U.S.C. Section 1833(b)) applies that is made (A) in confidence to a Federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal. The Participant understands that if he or she makes a disclosure of proprietary or confidential information that is covered above, he or she is not required to inform Ashland, in advance or otherwise, that such disclosure(s) has been made. The restrictions in this paragraph are referred to herein as the “Participant Covenants”.
Notwithstanding any other provision of the Plan or this Agreement to the contrary, but subject to any applicable laws to the contrary, the Participant agrees that in the event the Participant fails to comply or otherwise breaches any of the Participant Covenants either during the Participant’s employment or within twenty-four (24) months following the Participant’s termination of employment with Ashland or its Affiliates for any reason Ashland may:  (x) cancel this Award; (y) eliminate or reduce the amount of any compensation, benefit, or payment otherwise payable by Ashland or any of its Affiliates (either directly or under any employee benefit or compensation plan, agreement, or arrangement), except to the extent such compensation, benefit or payment constitutes deferred compensation under Section 409A of the Internal Revenue Code and such elimination or reduction would trigger a tax or penalty under Section 409A of the Code, to or on behalf of the Participant in an amount up to the total amount paid (or the closing stock price of Shares on the payment date multiplied by the number of Shares awarded) or payable to the Participant under this Agreement; and/or (z) require the Participant to pay Ashland an amount up to the total amount paid (or the closing stock price of Shares on the payment date multiplied by the number of Shares awarded) to the Participant under this Agreement; in each case together with the amount of Ashland’s court costs, attorney fees, and other costs and expenses incurred in connection therewith; provided that the actions described in clauses (x), (y) and (z) shall not be taken with respect to the Award at any time following the third anniversary of the vesting of the Award (or the applicable portion thereof).
Following acceptance of this Award by the Participant, as provided for hereunder, and based upon the attainment of the Performance Goals outlined in the LTIP, this Award will become vested on the vesting date set forth above (the “Vesting Date”); provided that, except as otherwise provided below or as otherwise determined by the Committee, this Award shall be forfeited in the event the Participant ceases to be a director, officer, employee or consultant of Ashland or its Affiliates for any reason prior to the Vesting Date. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Award or any portion thereof at any time and for any reason.
In the event of a Change of Control prior to the Vesting Date and while the Award remains outstanding, if provision is made in connection with such Change of Control for the assumption of the Award or the substitution for the Award of new Awards, in each case within the meaning of Section 8 of the Plan, then the Award shall be converted into a number of time-based, stock settled restricted stock units, with such number determined based upon actual achievement of the Performance Goals outlined in the LTIP through the date of such Change of Control, as determined by the Committee in its sole discretion (without pro-ration with respect to the portion of the performance period elapsed prior to such Change of Control), and such restricted stock units shall continue to vest, subject to the Participant’s continued service as a director, officer, employee or consultant of Ashland or its Affiliates or the applicable surviving or resulting entity through the Vesting Date; provided that, in the event that the Participant’s service as a director, officer, employee, consultant of Ashland or its Affiliates or the applicable surviving or resulting entity is terminated by Ashland or its Affiliates or the applicable surviving or resulting entity without “Cause” (as defined below) or by the Participant for “Good Reason” (as defined below) (and not as a result of the Participant’s Disability or death), in each case during the one (1)-year period beginning on the date of such Change of Control, then such restricted stock units shall immediately vest in full upon the date of such termination.
In the event of a Change of Control prior to the Vesting Date and while the Award remains outstanding, if provision is not made in connection with such Change of Control for the assumption or the Award or the substitution for the Award of new Awards, in each case within the meaning of Section 8 of the Plan, then the Award will immediately vest in full (i.e., without pro-ration with respect to the portion of the performance period elapsed prior to such Change of Control) upon the date of such Change of Control, based upon actual achievement of the Performance Goals through the date of such Change of Control, as determined by the Committee in its sole discretion.
For purposes of this Agreement, “Cause” shall mean (i) the willful and continued failure of the Participant to substantially perform his or her duties with Ashland or its applicable Affiliate (other than such failure resulting from the Participant’s incapacity due to physical or mental illness), (ii) the willful engaging by the Participant in gross misconduct materially injurious to Ashland or its applicable Affiliate, or (iii) the Participant’s conviction of or the entering of a plea of nolo contendere (or similar plea under the law of a jurisdiction outside the United States) to the commission of a felony (or a similar crime or offense under the law of a jurisdiction outside the United States). For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following without the Participant’s consent (x) a fifteen percent (15%) or greater reduction in the Participant’s base salary as in effect as of immediately prior to such Change of Control or (y) the relocation of the Participant’s principal work location to a location outside a fifty (50)-mile radius from the Participant’s principal work location as of the date of such Change of Control, except for required business travel to the extent substantially consistent with the Participant’s business travel obligations as of immediately prior to such Change of Control. Notwithstanding the foregoing, Good Reason shall not exist unless: (a) the Participant provides Ashland or its applicable Affiliate with written notice of the act(s) alleged to constitute Good Reason within thirty (30) days of the Participant’s  knowledge of the occurrence of such act(s), (b) Ashland or its applicable Affiliate fails to cure such acts within thirty (30) days of receipt of such notice, and (c) the Participant exercises the Participant’s right to terminate his or her employment for Good Reason within sixty (60) days thereafter.
Based upon the attainment of the Performance Goals outlined in the LTIP, the Award will be paid to the Participant in Shares within 30 days following the vesting of the Award as provided herein, subject to tax deductions and withholding as set forth in Section 9(d) of the Plan.
Ashland confirms this Award to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, of the number of Stock-Settled Performance Units set forth above, subject to and upon all the terms, provisions and conditions contained herein and in the LTIP and the Plan. Copies of the Plan and the related Prospectus are available for the Participant’s review on Fidelity’s website.
Nothing contained in this Agreement, the LTIP or in the Plan shall confer upon the Participant any right to continue in the employment of, or remain in the service of, Ashland or its Affiliates.
Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed by and among Ashland, its Affiliates and any third-party Plan administrators as necessary for the purpose of managing and administering the Plan. The Participant understands that such processing of this information may need to be carried out by Ashland, its Affiliates and by third-party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. By accepting this Award, the Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.
The Participant consents and agrees to electronic delivery of any documents that Ashland may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Participant understands that, unless earlier revoked by the Participant by giving written notice to:  Ashland Global Holdings Inc., Attn: Shea Blackburn, 50 E. RiverCenter Blvd., Covington, KY 41011, this consent shall be effective for the duration of the Award. The Participant also understands that the Participant shall have the right at any time to request that Ashland deliver written copies of any and all materials referred to above at no charge.
Please contact Shea Blackburn (859) 815-3720; swblackburn@ashland.com if you have any questions.
This Award of Stock-Settled Performance Units is subject to the Participant’s online acceptance of the terms and conditions of this Agreement through the Fidelity website. The right to the Stock-Settled Performance Units under the Plan shall expire if not accepted by __________________.
By accepting the terms and conditions of this Agreement, the Participant acknowledges receipt of a copy of the Plan, Prospectus, and Ashland’s most recent Annual Report and Proxy Statement (the “Prospectus Information”). The Participant represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts this Award on the terms and conditions set forth herein and in the Plan, and acknowledges that he or she has had the opportunity to obtain independent legal advice at his or her expense prior to accepting this Award.

IN WITNESS WHEREOF, Ashland Global Holdings Inc. has caused this instrument to be executed and delivered effective as of the day and year first above written.
By:   __________________________________
Name:  __________________________________
Title:  __________________________________

Personal and Confidential